Exhibit 99.1

For additional information, contact:

Edward C. Barrett
Executive Vice President
Chief Financial Officer
Daytime: 610.603.7251

NASDAQ: VIST
www.VISTfc.com

For Immediate Release

October 26, 2010

VIST Financial Corp. Announces 2010 Third Quarter Earnings & Cash Dividend

Wyomissing, PA: VIST Financial Corp. (“Company”) (NASDAQ: VIST) reported net income for the nine months ended September 30, 2010 of $2,637,000, a $2,459,000 increase over net income of $178,000 for the same period in 2009.  The Company also reported net loss for the three months ended September 30, 2010 of $602,000, a $757,000 decrease over a net income of $155,000 for the same period in 2009.

The Company further reported that the board of directors declared a cash dividend of $0.05 per share on the Company’s common stock to shareholders of record on November 5, 2010 payable November 15, 2010.

Commenting on the third quarter 2010, Robert D. Davis, President and Chief Executive Officer of VIST Financial Corp. said, “We are pleased with the progress we are making in our core operating results, however, those positive results continue to be significantly offset by additional credit provisions, elevated other real estate owned (“OREO”) expense and non-cash, other than temporary impairment (“OTTI”) charges.  Consistent with our prior public commentary, the lagging effects of the recession on our national and regional business climate will continue to influence our financial performance for some time to come.”

“During the quarter, we experienced strong loan growth of $32 million or 3.6% over the second quarter of this year.  We expect this growth to continue through the fourth quarter.  Our sales force also generated equally strong core deposit growth.”

Davis continued, “We experienced an improvement in our net interest margin which we expect to remain stable through the balance of this year.  Importantly, our non-interest, fee-based revenue from retail banking, insurance, residential mortgage, and wealth management businesses represents 32% of our total net revenue.”

Commenting on capital strength, Davis continued, “As reported during the second quarter of this year, we raised $5.2 million in new capital through the issuance of 644,000 shares of common stock at $8 per share to two institutional investors who specialize in the banking sector.  The Company’s capital ratios continue to exceed all regulatory guidelines for a well-capitalized institution.”

Davis concluded, “We are pleased that our board of directors has declared a cash dividend.  By this action, our board respects both the need to preserve capital while demonstrating confidence in our future operating results.”

Net Interest Income

For the nine months ended September 30, 2010, net interest income before the provision for loan losses increased 16.3% to $29,999,000 compared to $25,795,000 for the same period in 2009.  The increase in net interest income for the nine months resulted from a 2.0% increase in total interest income to $47,625,000 from $46,678,000 and a 15.6% reduction in total interest expense to $17,626,000 from $20,883,000.  For the three months ended September 30, 2010, net interest income before the provision for loan losses increased 12.6% to $10,176,000 compared to $9,041,000 for the same period in 2009.  The increase in net interest income for the three months resulted from a 0.2% decrease in total interest income to $15,788,000 from $15,824,000 and a 17.3% decrease in total interest expense to $5,612,000 from $6,783,000.

The increase in total interest income for the nine months ended September 30, 2010 resulted primarily from an increase in average earning assets compared to the same periods in 2009.  The decrease in total interest income for the three months ended September 30, 2010 resulted primarily from a decrease in interest rates on mortgage and consumer loans and available for sale investment securities.  Average earning assets for the nine and three month periods ended September 30, 2010 increased $76,481,000 and $55,595,000, respectively, compared to the same periods in 2009 due primarily to growth in federal funds sold, available for sale investment securities and commercial loans.

The reduction in total interest expense for the nine and three months ended September 30, 2010 resulted primarily from lower interest rates compared to the same periods in 2009.  Average interest-bearing liabilities for the nine and three months ended September 30, 2010 increased $79,180,000 and $46,049,000, respectively, compared to the same periods in 2009.  The increases in interest-bearing liabilities are due primarily to an increase in average interest-bearing deposits for the nine and three months ended September 30, 2010 of $122,755,000 and $82,830,000, respectively, offset by a net decrease in average securities sold under agreements to repurchase and average long term borrowings for the nine and three months ended September 30, 2010 of $44,597,000 and $35,449,000, respectively, compared to the same periods in 2009.

The provision for loan losses for the nine months ended September 30, 2010 was $8,160,000 compared to $6,525,000 for the same period in 2009.  The provision for loan losses for the three months ended September 30, 2010 was $3,550,000 compared to $1,400,000 for the same period in 2009.  As of September 30, 2010, the allowance for loan losses was $14,418,000 compared to $11,449,000 as of December 31, 2009, an annualized increase of 34.6%.  The increase in the provision is due primarily to economic conditions and the result of management’s evaluation and classification of the credit quality of the loan portfolio utilizing a qualitative and quantitative internal loan review process.  At September 30, 2010, total non-performing loans were $26,134,000 or 2.8% of total loans compared to $26,951,000 or 3.0% of total loans at December 31, 2009.  The $817,000 decrease in non-performing loans from December 31, 2009 to September 30, 2010, was due primarily to pay-downs and charge-offs of non-performing commercial real estate loans.  Management considers the current allowance for loan losses adequate as of September 30, 2010.

Net interest income after the provision for loan losses for the nine months ended September 30, 2010 and 2009 was $21,839,000 and $19,270,000, respectively.  Net interest income after the provision for loan losses for the three months ended September 30, 2010 and 2009 was $6,626,000 and $7,641,000, respectively.

For the nine months ended September 30, 2010, the net interest margin on a fully taxable equivalent basis was 3.44% as compared to 3.15% for the same period in 2009.  For the three months ended September 30, 2010, the net interest margin on a fully taxable equivalent basis was 3.48% as compared to 3.24% for the same period in 2009 and 3.05% for the second quarter of 2009.  The increase in net interest margin for the comparative nine and three month periods ended September 30, 2010 was due mainly to lower cost of funds compared to the same periods in 2009.

Non-Interest Income

Total non-interest income for the nine months ended September 30, 2010 increased 21.9% to $15,843,000 compared to $13,002,000 for the same period in 2009.  Total non-interest income for the three months ended September 30, 2010 increased 54.9% to $4,386,000 compared to $2,831,000 for the same period in 2009.

For the nine months ended September 30, 2010, customer service fees decreased to $1,610,000 from $1,854,000, or 13.2%, for the same period in 2009.  For the three months ended September 30, 2010, customer service fees decreased to $478,000 from $600,000, or 20.3%, for the same period in 2009.  The decrease for the comparative nine and three month periods is due primarily to a decrease in commercial account analysis fees, uncollected funds charges and non-sufficient funds charges.

For the nine months ended September 30, 2010, revenue from mortgage banking activities decreased to $631,000 from $963,000, or 34.5%, for the same period in 2009.  For the three months ended September 30, 2010, revenue from mortgage banking activities decreased to $266,000 from $288,000, or 7.6%, for the same period in 2009.  The decrease for the comparative nine and three month periods is primarily due to a decrease in the volume of loans sold into the secondary mortgage market.  The Company operates its mortgage banking activities through VIST Mortgage, a division of VIST Bank.

For the nine months ended September 30, 2010, revenue from commissions and fees from insurance sales decreased 0.7% to $9,192,000 compared to $9,254,000 for the same period in 2009.  For the three months ended September 30, 2010, revenue from commissions and fees from insurance sales decreased 7.2% to $3,024,000 compared to $3,260,000 for the same period in 2009.  The decrease for the comparative nine and three month periods is mainly attributed to a decrease in contingency income on insurance products sold through VIST Insurance, LLC, a wholly owned subsidiary of the Company.

For the nine months ended September 30, 2010, revenue from brokerage and investment advisory commissions and fee activity decreased to $565,000 from $594,000, or 4.9%, for the same period in 2009.  For the three months ended September 30, 2010, revenue from brokerage and investment advisory commissions and fee activity increased to $279,000 from $112,000, or 149.1%, for the same period in 2009.  Fluctuations for the comparative nine and three month periods is due primarily to the volume of investment advisory services offered through VIST Capital Management, LLC, a wholly owned subsidiary of the Company.

For the nine months ended September 30, 2010, earnings on investment in life insurance increased to $302,000 from $280,000, or 7.9%, for the same period in 2009.  For the three months ended September 30, 2010, earnings on investment in life insurance increased to $111,000 from $96,000, or 15.6%, for the same period in 2009.  The increase for the comparative nine and three month periods is due primarily to increased earnings credited on the Company’s bank owned life insurance.

For the nine months ended September 30, 2010, revenue from other commissions and fees increased to $1,464,000 from $1,451,000, or 0.9%, for the same period in 2009.  For the three months ended September 30, 2010, revenue from other commissions and fees decreased to $402,000 from $480,000, or 16.3%, for the same period in 2009.  The increase for the comparative nine month periods and the decrease for the comparative three month periods is due primarily to the volume of customer debit card transactions processed through the debit card network interchange.

For the nine months ended September 30, 2010, other income including gain on sale of equity interest increased to $2,385,000 from $573,000 for the same period in 2009.  For the three months ended September 30, 2010, other income increased to $269,000 from ($75,000) for the same period in 2009.  Other income including gain on sale of equity interest increase for the comparative nine month periods is due primarily to a $1,875,000 gain recognized on the sale of a 25% equity interest in First HSA, LLC related to the transfer of approximately $89,000,000 of Health Savings Account (“HSA”) deposits in the second quarter of 2010.  The increase in other income including gain on sale of equity interest for the comparative three month periods is due primarily to a $272,000 premium paid to the Company resulting from a counterparty exercising a call option to terminate an interest rate swap.

For the nine months ended September 30, 2010, net realized gains on sales of available for sale securities were $465,000 compared to net realized gains on sales of available for sale securities of $351,000 for the same period in 2009.  For the three months ended September 30, 2010, net realized gains on sales of available for sale securities were $179,000 compared to net realized gains on sales of available for sale securities of $66,000 for the same period in 2009.  The net securities gains are primarily from the planned sale of existing available for sale investment securities.

For the nine months ended September 30, 2010, net credit impairment losses recognized in earnings resulting from other-than-temporary impairment (“OTTI”) losses on investment securities were $771,000 compared to net credit impairment losses recognized in earnings resulting from OTTI losses on investment securities of $2,318,000 for the same period in 2009.  For the three month period ended September 30, 2010, net credit impairment losses recognized in earnings resulting from OTTI losses on investment securities were $622,000 compared to net credit impairment losses recognized in earnings resulting from OTTI losses on investment securities of $1,996,000 for the same period in 2009.  The net credit impairment losses relate to OTTI charges for estimated credit losses on available for sale and held to maturity pooled trust preferred securities.  For the nine and three months ended September 30, 2010, the OTTI losses recognized on available for sale and held to maturity pooled trust preferred securities resulted primarily from changes in the underlying cash flow assumptions used in determining credit losses due to the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Non-Interest Expense

Total non-interest expense for the nine months ended September 30, 2010 increased 5.8% to $35,618,000 compared to $33,669,000 for the same period in 2009.  Total non-interest expense for the three months ended September 30, 2010 increased 17.0% to $12,663,000 compared to $10,823,000 for the same period in 2009.

Salaries and benefits were $16,422,000 for the nine months ended September 30, 2010, a decrease of 2.3% compared to $16,816,000 for the same period in 2009.  Salaries and benefits were $5,584,000 for the three months ended September 30, 2010, an increase of 3.9% compared to $5,374,000 for the same period in 2009.  The decrease in salaries and benefits for the comparative nine month periods is due primarily to a decrease in employer 401(k) matching contributions and commissions paid.  The increase in salaries and benefits for the comparative three month periods is due primarily to an increase in employee medical insurance costs and the addition of a Chief Information Officer.  Included in salaries and benefits for the nine months ended September 30, 2010 and 2009 were stock-based compensation costs of $112,000 and $138,000, respectively.  Included in salaries and benefits for the three months ended September 30, 2010 and 2009 were stock-based compensation costs of $36,000 and $61,000, respectively.  Total commissions paid for the nine months ended September 30, 2010 and 2009 were $806,000 and $1,081,000, respectively.  Total commissions paid for the three months ended September 30, 2010 and 2009 were $310,000 and $345,000, respectively.

For the nine months ended September 30, 2010, occupancy expense and furniture and equipment expense increased to $5,215,000 from $4,919,000, or 6.0%, for the same period in 2009.  For the three months ended September 30, 2010, occupancy expense and furniture and equipment expense decreased to $1,712,000 from $1,729,000, or 1.0%, for the same period in 2009.  The increase for the comparative nine month periods is due primarily to an increase in building lease expense, equipment maintenance and software maintenance expense.

For the nine months ended September 30, 2010, marketing and advertising expense decreased to $792,000 from $813,000, or 2.6%, for the same period in 2009.  For the three months ended September 30, 2010, advertising and marketing expense increased to $285,000 from $208,000, or 37.0%, for the same period in 2009.  The decrease for the comparative nine month periods is due primarily to a reduction in marketing costs associated with market research, media space, media production and special events.  The increase for the comparative three month periods is due primarily to an increase in marketing costs associated with business development and direct mail initiatives.

For the nine months ended September 30, 2010, professional services expense increased to $2,104,000 from $1,919,000, or 9.6%, for the same period in 2009.  For the three months ended September 30, 2010, professional services expense increased to $750,000 from $545,000, or 37.6%, for the same period in 2009.  The increase for the comparative nine and three month periods is due primarily to an increase in accounting fees for accounting and accounting related services and consulting fees associated with various corporate projects.

For the nine months ended September 30, 2010, outside processing expense decreased to $2,921,000 from $3,051,000, or 4.3%, for the same period in 2009.  For the three months ended September 30, 2010, outside processing expense increased to $1,036,000 from $1,014,000, or 2.2%, for the same period in 2009.  The decrease for the comparative nine month periods is due primarily to a decrease in costs incurred for computer services, network fees and data line charges.  The increase for the comparative three month periods is due primarily to an increase in costs incurred for computer services, internet banking development and training expenses.

For the nine months ended September 30, 2010, FDIC deposit and other insurance expense decreased to $1,668,000 from $1,914,000, or 12.9%, for the same period in 2009.  For the three months ended September 30, 2010, FDIC deposit and other insurance expense increased to $612,000 from $486,000, or 25.9%, for the same period in 2009.  The decrease in FDIC deposit and other insurance expense for the comparative nine month periods is due primarily to a $580,000 special industry-wide FDIC deposit insurance premium assessed in 2009.  The increase in FDIC deposit and other insurance expense for the comparative three month periods is due primarily to an increase in interest-bearing deposits and time deposits.

For the nine months ended September 30, 2010, OREO expense increased to $3,263,000 from $975,000, or 234.7%, for the same period in 2009.  For the three months ended September 30, 2010, OREO expense increased to $1,571,000 from $357,000, or 340.1%, for the same period in 2009.  The increase in OREO expense for the comparative nine and three month periods is due primarily to an increase in costs associated with adjusting foreclosed properties to fair value after these assets have been classified as OREO, as well as other costs to operate and maintain OREO property during the holding period.

Income Tax Expense

Income tax benefit for the nine months ended September 30, 2010 was $573,000, a 63.6% decrease as compared to an income tax benefit of $1,575,000 for the nine months ended September 30, 2009.  Income tax benefit for the three months ended September 30, 2010 was $1,049,000, a 107.3% increase as compared to an income tax benefit of $506,000 for the three months ended September 30, 2009.  The income tax benefit decrease for the comparative nine month periods is due primarily to an increase in net income before income taxes.  The income tax benefit increase for the comparative three month periods is due primarily to a decrease in net income before income taxes.  Included in income tax expense for the nine and three months ended September 30, 2010 and 2009 is a federal tax benefit from a $5,000,000 investment in an affordable housing, corporate tax credit limited partnership.

Earnings Per Share

Diluted earnings per common share for the nine months ended September 30, 2010 were $0.22 on average shares outstanding of 6,236,889 compared to diluted (loss) per common share of ($0.18) on average shares outstanding of 5,774,006 for the nine months ended September 30, 2009.  Diluted (loss) per common share for the three months ended September 30, 2010 were ($0.16) on average shares outstanding of

6,511,195 compared to diluted (loss) per common share of ($0.04) on average shares outstanding of 5,794,883 for the three months ended September 30, 2009.  The increase in diluted earnings per share for the comparative nine month periods is due primarily to an increase in net income available to common shareholders.  The decrease in diluted earnings per share for the comparative three month periods is due primarily to a decrease in net income available to common shareholders.

Assets, Liabilities and Equity

Total assets as of September 30, 2010 increased $51,981,000, or 5.3% annualized, to $1,360,700,000 compared to $1,308,719,000 at December 31, 2009.  Total gross loans as of September 30, 2010 increased $16,615,000, or 2.4% annualized, to $927,579,000 compared to $910,964,000 at December 31, 2009.  Total federal funds sold as of September 30, 2010 increased $45,575,000, or 717.0% annualized, to $54,050,000 compared to $8,475,000 at December 31, 2009.  Total deposits increased $57,504,000, or 7.5% annualized, to $1,078,402,000 compared to $1,020,898,000 at December 31, 2009 due primarily to an increase in NOW, MMDA and Savings deposits.  Total borrowings as of September 30, 2010, decreased $17,957,000, or 15.5% annualized, to $136,897,000 compared to $154,854,000 at December 31, 2009.

Shareholders’ equity as of September 30, 2010 increased $10,362,000, or 11.0% annualized, to $135,790,000 compared to $125,428,000 at December 31, 2009.  In the second quarter of 2010, the Company completed the issuance of approximately $4.8 million in common stock, net of offering costs.  Also included in shareholders’ equity is an unrealized loss position on available for sale and held to maturity securities, net of taxes, as of September 30, 2010, of $244,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $4,512,000 at December 31, 2009.

Quarterly Shareholder and Investor Conference Call

VIST Financial will host a quarterly shareholder and investor conference call on Wednesday, October 27, 2010 at 8:30 a.m. EDT.  Interested parties can join the conference call and ask questions by dialing 877.303.1593 or listening through the computer by clicking on the following link:

http://tinyurl.com/2d2glfp

The conference call can also be accessed through a link located under the Investor Relations page within VIST Financial Corp’s website:  http://www.VISTfc.com.

The conference call will be archived for 90 days and will be available at the link above and on the Company’s Investor Relations webpage.

VIST Financial Corp. is diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance, investments, wealth management, and title insurance services throughout Berks, Southern Schuylkill, Montgomery, Delaware, Philadelphia and Lancaster Counties.

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	September 30,
	2010 (unaudited)	December 31, 2009
Assets
Federal funds sold	$54,050	$8,475
Investment securities and interest bearing cash	272,170	271,475
Federal Home Loan Bank stock	5,715	5,715
Mortgage loans held for sale	3,390	1,962
Loans:
Commercial loans	753,825	731,256
Consumer loans	120,219	132,054
Mortgage loans	53,535	47,654
Total loans	$927,579	$910,964

Earning assets	$1,262,904	$1,198,591

Total assets	$1,360,700	$1,308,719

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	$110,378	$102,302
NOW, money market and savings	507,340	458,987
Time deposits	460,684	459,609
Total deposits	$1,078,402	$1,020,898

Borrowings:
Securities sold under agreements to repurchase	$108,885	$115,196
Long-term debt	10,000	20,000
Junior subordinated debt, at fair value	18,012	19,658
Total borrowings	$136,897	$154,854

Total Liabilities	$1,224,910	$1,183,291

Shareholders’ equity	$135,790	$125,428

Total liabilities and shareholders’ equity	$1,360,700	$1,308,719

Actual common shares outstanding	6,514,526	5,808,690
Book value per common share	$16.90	$17.22
Tangible book value per common share	$10.06	$9.62

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except share data)

	Asset Quality Data
	As Of and For The Period Ended
	Nine Months
	September 30,	Twelve Months
	2010 (unaudited)	December 31, 2009
Non-accrual loans	$25,938	$25,140
Loans past due 90 days or more still accruing	196	1,811
Total non-performing loans	26,134	26,951
Other real estate owned	3,531	5,221
Total non-performing assets	$29,665	$32,172

Renegotiated troubled debt	$12,975	$6,245

Loans outstanding at end of period	$927,579	$910,964
Allowance for loan losses	14,418	11,449

Net charge-offs to average loans (annualized)	0.77%	0.58%
Allowance for loan losses as a percent of total loans	1.55%	1.26%
Allowance for loan losses as a percent of total non-performing loans	55.17%	42.49%

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances		Average Balances
	For the Three Months Ended		For the Nine Months Ended
	(unaudited)		(unaudited)
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Assets
Federal funds sold	$43,386	$8,426	$26,439	$9,457
Investment securities and interest bearing cash	263,770	249,503	292,235	239,578
Federal Home Loan Bank stock	5,715	5,715	5,715	5,715
Mortgage loans held for sale	2,645	2,604	1,901	3,828
Loans:
Commercial loans	732,027	711,597	727,124	703,738
Consumer loans	122,260	138,760	126,345	139,844
Mortgage loans	53,120	45,008	50,071	45,474
Total loans	$907,407	$895,365	$903,540	$889,056

Interest-earning assets	$1,217,208	$1,161,613	$1,224,115	$1,147,634

Goodwill and intangible assets	44,357	44,161	44,157	44,329
Total assets	$1,326,961	$1,264,308	$1,339,987	$1,252,164

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	$114,340	$111,489	$109,257	$107,787

Interest bearing deposits:
NOW, money market and savings	475,332	401,897	502,361	358,062
Time deposits	453,309	443,914	442,491	464,035
Total Interest-Bearing Deposits	928,641	845,811	944,852	822,097

Total deposits	$1,042,981	$957,300	$1,054,109	$929,884

Short term borrowings	$20	$662	$4,880	$3,576
Securities sold under agreements to repurchase	110,499	120,948	112,135	121,823

Long-term debt	10,000	35,000	10,366	45,275
Junior subordinated debt, at fair value	19,294	19,984	19,553	19,835

Interest-bearing liabilities	1,068,454	1,022,405	1,091,786	1,012,606

Shareholders’ equity	$135,902	$121,985	$130,766	$123,293

VIST FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	(unaudited)		(unaudited)
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Interest income	$15,788	$15,824	$47,625	$46,678
Interest expense	5,612	6,783	17,626	20,883
Net interest income	10,176	9,041	29,999	25,795
Provision for loan losses	3,550	1,400	8,160	6,525
Net Interest Income after provision for loan losses	6,626	7,641	21,839	19,270

Customer service fees	478	600	1,610	1,854
Mortgage banking activities	266	288	631	963
Commissions and fees from insurance sales	3,024	3,260	9,192	9,254
Brokerage and investment advisory commissions and fees	279	112	565	594
Earnings on investment in life insurance	111	96	302	280
Other commissions and fees	402	480	1,464	1,451
Other income	269	(75)	2,385	573
Net realized gains on sales of securities	179	66	465	351
Total other-than-temporary impairment losses on investments	163	(4,026)	(783)	(4,999)
Portion of non-credit impairment loss recognized in other comprehensive loss	(785)	2,030	12	2,681
Net credit impairment loss recognized in earnings	(622)	(1,996)	(771)	(2,318)

Total non-interest income	4,386	2,831	15,843	13,002

Salaries and employee benefits	5,584	5,374	16,422	16,816
Occupancy expense	1,057	1,124	3,274	3,074
Furniture and equipment expense	655	605	1,941	1,845
Other operating expense	5,367	3,720	13,981	11,934
Total non-interest expense	12,663	10,823	35,618	33,669
Income (loss) before income taxes	(1,651)	(351)	2,064	(1,397)
Income tax benefit	(1,049)	(506)	(573)	(1,575)
Net income (loss)	(602)	155	2,637	178
Preferred stock dividends and discount accretion	(420)	(412)	(1,259)	(1,237)
Net income (loss) available to common shareholders	$(1,022)	$(257)	$1,378	$(1,059)

Per Common Share Data:
Basic average shares outstanding	6,511,195	5,794,883	6,192,250	5,774,006
Diluted average shares outstanding	6,511,195	5,794,883	6,236,889	5,774,006
Basic earnings (loss) per common share	$(0.16)	$(0.04)	$0.22	$(0.18)
Diluted earnings (loss) per common share	(0.16)	(0.04)	0.22	(0.18)
Cash dividends per common share	0.05	0.05	0.15	0.25

Profitability Ratios:
Return on average assets	-0.18%	0.05%	0.26%	0.02%
Return on average shareholders’ equity	-1.76%	0.50%	2.70%	0.19%
Return on average tangible equity (equity less goodwill and intangible assets)	-2.61%	0.79%	4.07%	0.30%
Average Equity to Average Assets	10.24%	9.65%	9.76%	9.85%
Net interest margin (fully taxable equivalent)	3.48%	3.24%	3.44%	3.15%
Effective tax rate	63.54%	144.16%	-27.76%	112.74%

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except share data)

	September 30,	September 30,
	2010	2009
Assets
Cash and due from banks	$15,163	$21,825
Federal funds sold	54,050	9,485
Interest-bearing deposits in banks	31	343
Total cash and cash equivalents	69,244	31,653

Mortgage loans held for sale	3,390	2,538
Securities available for sale	270,049	248,811
Securities held to maturity	2,090	3,041
Federal Home Loan Bank stock	5,715	5,715
Loans, net of allowance for loan losses 9/2010 - $14,418; 9/2009 - $12,029	913,161	890,384
Premises and equipment, net	5,781	6,177
Identifiable intangible assets	4,265	4,319
Goodwill	40,249	39,982
Bank owned life insurance	19,252	18,832
FDIC prepaid deposit insurance	4,429	—
Other assets	23,075	24,943
Total assets	$1,360,700	$1,276,395

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$110,378	$109,070
Interest bearing	968,024	858,474
Total deposits	1,078,402	967,544
Securities sold under agreements to repurchase	108,885	120,918
Long-term debt	10,000	35,000
Junior subordinated debt, at fair value	18,012	19,520
Other liabilities	9,611	8,357
Total liabilities	1,224,910	1,151,339

Shareholders’ Equity
Preferred stock: $0.01 par value; authorized 1,000,000 shares; $1,000 liquidation preference per share; 25,000 shares of Series A 5% (increasing to 9% in 2014) cumulative preferred stock issued and outstanding; Less: discount of $1,587 at September 30, 2010 and $1,908 at December 31, 2009	23,413	22,992
Common stock, $5.00 par value; authorized 20,000,000 shares; issued: 6,525,010 shares at September 30, 2010 and 5,819,174 shares at December 31, 2009	32,625	29,043
Stock Warrants	2,307	2,307
Surplus	65,521	63,719
Retained earnings	12,359	12,167
Accumulated other comprehensive loss	(244)	(4,981)
Treasury stock: 10,484 shares at cost	(191)	(191)
Total shareholders’ equity	135,790	125,056
Total liabilities and shareholders’ equity	$1,360,700	$1,276,395

SELECTED HIGHLIGHTS

Common Stock (VIST)

Cash Dividends Declared

October 2009	$0.05
January 2010	$0.05
April 2010	$0.05
July 2010	$0.05
October 2010	$0.05

Common Stock (VIST)

Quarterly Closing Price

09/30/2009	$5.85
12/31/2009	$5.25
03/31/2010	$8.97
06/30/2010	$7.66
09/30/2010	$7.08

VIST FINANCIAL CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Interest Income
Interest and fees on loans	$12,638	$12,523	$37,496	$37,126
Interest on securities:
Taxable	2,691	2,935	8,532	8,514
Tax-exempt	423	336	1,269	927
Dividend income	21	26	39	98
Other interest income	15	4	289	13
Total interest income	15,788	15,824	47,625	46,678

Interest Expense
Interest on deposits	3,954	4,952	12,694	15,278
Interest on short-term borrowings	—	1	18	18
Interest on securities sold under agreements to repurchase	1,205	1,134	3,585	3,297
Interest on long-term debt	90	339	277	1,256
Interest on junior subordinated debt	363	357	1,052	1,034
Total interest expense	5,612	6,783	17,626	20,883

Net interest income	10,176	9,041	29,999	25,795
Provision for loan losses	3,550	1,400	8,160	6,525
Net interest income after provision for loan losses	6,626	7,641	21,839	19,270

Other income:
Customer service fees	478	600	1,610	1,854
Mortgage banking activities, net	266	288	631	963
Commissions and fees from insurance sales	3,024	3,260	9,192	9,254
Broker and investment advisory commissions and fees	279	112	565	594
Earnings on investment in life insurance	111	96	302	280
Other commissions and fees	402	480	1,464	1,451
Gain on sale of equity interest	—	—	1,875	—
Other income	269	(75)	510	573
Net realized gains on sales of securities	179	66	465	351
Total other-than-temporary impairment losses on investments	163	(4,026)	(783)	(4,999)
Portion of non-credit impairment loss recognized in other comprehensive loss	(785)	2,030	12	2,681
Net credit impairment loss recognized in earnings	(622)	(1,996)	(771)	(2,318)

Total non-interest income	4,386	2,831	15,843	13,002

Other expense:
Salaries and employee benefits	5,584	5,374	16,422	16,816
Occupancy expense	1,057	1,124	3,274	3,074
Furniture and equipment expense	655	605	1,941	1,845
Marketing and advertising expense	285	208	792	813
Identifiable intangible amortization	146	172	417	514
Professional services	750	545	2,104	1,919
Outside processing expense	1,036	1,014	2,921	3,051
FDIC deposit and other insurance expense	612	486	1,668	1,914
Other real estate owned expense	1,571	357	3,263	975
Other expense	967	938	2,816	2,748
Total non-interest expense	12,663	10,823	35,618	33,669

Income (loss) before income taxes	(1,651)	(351)	2,064	(1,397)
Income tax benefit	(1,049)	(506)	(573)	(1,575)
Net income (loss)	(602)	155	2,637	178
Preferred stock dividends and discount accretion	(420)	(412)	(1,259)	(1,237)
Net income (loss) available to common shareholders	$(1,022)	$(257)	$1,378	$(1,059)

Per Common Share Data
Average shares outstanding	6,511,195	5,794,883	6,192,250	5,774,006
Basic earnings (loss) per common share	$(0.16)	$(0.04)	$0.22	$(0.18)
Average shares outstanding for diluted earnings per share	6,511,195	5,794,883	6,236,889	5,774,006
Diluted earnings (loss) per common share	$(0.16)	$(0.04)	$0.22	$(0.18)
Cash dividends declared per common share	$0.05	$0.05	$0.15	$0.25